Exhibit 21 Subsidiaries of the Registrant
SUBSIDIARIES


                                                      Jurisdiction of
                                                      Incorporation/Organization
                                                      --------------------------

Chen & McGinley                                       California
Direct Resources Scotland, Inc.                       Scotland
eJiva, Inc.*                                          Pennsylvania
Emplifi, Inc.                                         Pennsylvania
itiliti, Inc. (f/k/a Ex-tra-Net Applications, Inc.)   Pennsylvania
Global Financial Services of Nevada                   Nevada
iGate Capital Management, Inc.                        Pennsylvania
RedBrigade Limited                                    United Kingdom
RedBrigade Holdings Limited                           United Kingdom
RedBrigade Europe Limited                             United Kingdom
RedBrigade, Inc. (f/k/a iGate Europe, Inc.)           Pennsylvania
RedBrigade Finland Oy                                 Finland
RedBrigade SA Proprietary Limited                     South Africa
RedBrigade SW AB                                      Sweden
RedBrigade Ire Limited                                Ireland
RedBrigade UK Limited                                 United Kingdom
iGate Holding Corporation                             Delaware
iGate Management, Inc.                                Pennsylvania
Highgate Venture Management, LLC                      Pennsylvania
     (f/k/a iGate Venture Management, LLC)
Highgate Venture Partners I, L.P.                     Delaware
     (f/k/a iGate Venture Partners I, L.P.)
iGate Ventures, Inc.                                  Delaware
Highgate Ventures I, L.P. (f/k/a iGate
     Ventures I, L.P.)                                Delaware

iGate Ventures Holding Corporation                    Delaware
Innovative Resource Group, Inc.*                      Pennsylvania
Mastech Application Services, Inc.                    Pennsylvania
Mastech Asia Pacific (NT) Pty. Ltd.                   Australia

SUBSIDIARIES

                                                      Jurisdiction of
                                                      Incorporation/Organization
                                                      --------------------------
Mastech Asia Pacific Pty. Ltd.                        Australia
Mastech Canada, Inc.                                  Canada
Mastech Malaysia Sdn. Bhd.                            Malaysia
Mastech Quantum Information Resources Ltd.            Canada
MobileHelix, Inc.                                     Georgia
Mastech Systems Corporation                           Pennsylvania
Mastech Systems GmbH                                  Germany
Mascot Systems Limited                                India
Mastech Trademark Systems, Inc.                       Delaware
MC Computer Services Pty. Ltd.                        Australia
Quantum Group, Inc.                                   Delaware
Quantum Information Resources, Inc.                   New York
Jobcurry Systems Private Limited                      India
Symphoni Holdings, Inc.                               Delaware
Symphoni Interactive, LLC                             Delaware
Synerge Holdings, Inc.                                Delaware

                                 SCHEDULE 4.03
                   SUBSIDIARIES AND OTHER OWNERSHIP INTERESTS
                                  (continued)


Escend Technologies, Inc.                  12%  iGate Ventures I, L.P.
SpeechWorks International, Inc.  (less than)1%  iGate Ventures I, L.P.
vCampus Corporation                      14.4%  iGate Ventures I, L.P.
Versata, Inc.                             0.1%  iGate Ventures I, L.P.
Xpede, Inc.                               3.8%  iGate Ventures I, L.P.

                                 SCHEDULE 4.08
                              FINANCIAL STATEMENTS



(b) Material obligations reflected in the unaudited consolidated balance sheet of Borrower as at June 30, 2001 as filed with the SEC on August 14, 2001.